SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2003 (April 4, 2003)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Numbers)	58-2029543 (I.R.S. Employer Identification Nos.)

6025A Unity Drive Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrants' Telephone Number, Including Area Code:     (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Item 9. REGULATION FD DISCLOSURE

SIGNATURES
EXHIBIT INDEX

Item 9.          Regulation FD Disclosure.

SpectRx, Inc. previously announced the sale of its infant jaundice product line in an 8-K filed on March 7, 2003. The following pro forma balance sheet for SpectRx, Inc. at February 28, 2003, reflecting the sale of assets related to it's infant jaundice products, is being furnished solely to comply with a request from Nasdaq to provide current information related to Nasdaq's listing requirements.

SpectRx, Inc. unaudited pro forma consolidated balance sheet at February 28, 2003.

THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION HAS BEEN PREPARED BY THE MANAGEMENT OF SPECTRX BASED ON THE HISTORICAL FINANCIAL INFORMATION OF SPECTRX. THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET IS PREPARED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS OR OF ACTUAL RESULTS THAT WOULD HAVE BEEN ACHIEVED HAD THE SALE BEEN CONSUMMATED AT THE PERIOD PRESENTED, NOR IS IT INDICATIVE OF FUTURE FINANCIAL POSITION.

THE UNAUDITED PRO FORMA FINANCIAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH SPECTRX'S HISTORICAL FINANCIAL STATEMENTS AND RELATED NOTES CONTAINED IN IT'S ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, OTHER INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS WELL AS THE NOTES BELOW.

	SpectRx, Inc
	UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
	(IN THOUSANDS)
				Pro forma
	February 28,	Pro forma		February 28,
	2003	Adjustments		2003
ASSETS

CURRENT ASSETS
Cash & Cash Equivalents	$287	$3,730	[1]	$4,017
Accounts Receivable	739			739
Inventory	605	(602)		3
Other Current Assets	881			881
Total Current Assets	2,512	3,128		5,640

PROPERTY & EQUIPMENT
Property & Equipment, Net	549			549
Intangibles	3,797			3,797
Due from related parties	0			0
Total Non-Current Asset	4,346	0		4,346

TOTAL ASSETS	$6,858	$3,128		$9,986

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$643			$643
Accrued Liabilities	664			664
Short Term Debt	700			700
Total Current Liabilities	2,007			2,007

COLLABORATIE PARTNER ADVANCE	381			381

LONG TERM NOTES PAYABLE	1,218			1,218

REDEEMABLE CONVERTIBLE PREFERRED STOCK	3,149			3,149

STOCKHOLDERS' EQUITY
Preferred stock	1,195			1,195
Common stock	11			11
Additional paid-in-capital	47,896			47,896
Treasury stock	(95)			(95)
Deferred compensation	(66)			(66)
Accumulated deficit	(48,823)	3,128	[2]	(45,695)
Notes Receivable from officers	(15)			(15)
Total Stockholdrers' Equity	103	3,128		3,231

TOTAL LIABILITIES & EQUITY	$6,858	$3,128		$9,986

The unaudited pro forma financial statements, reflect the assumed consummation of the sale as of February 28, 2003.

Note 1:

Reflects $4,000,000 cash received less transaction related costs from the sale.

Note 2:

Reflects gain on sale of asset i.e., $4,000,000 cash received less transaction related costs and assets given up.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRX, INC.

/s/ THOMAS H. MULLER, JR.
	By:	Thomas H. Muller, Jr.
Executive Vice President and Chief Financial Officer

Date: April 4, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description